Exhibit 10.1
SECURITIES SUBSCRIPTION AGREEMENT
          This Securities Subscription Agreement (this “Agreement”) is dated as of July 11, 2006, among Marshall Edwards, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).
          WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to subscribe to and purchase from the Company, securities of the Company as more fully described in this Agreement.
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” shall have the meaning ascribed to such term in Section 3.1(j).
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “Agreement” shall have the meaning ascribed to such term in the preamble.
     “Agency Agreement” means the letter agreement dated May 22, 2006 between the Company and the Placement Agent.
     “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
     “Closing Date” means the date of the Closing, which shall be a Trading Day within three business days of the date hereof, or on such later date or at such different location as the parties shall agree in writing.
     “Commission” means the Securities and Exchange Commission.

     “Common Stock” means the common stock of the Company, par value $0.00000002, and any other class of securities into which such shares may hereafter have been reclassified or changed.
     “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Company” shall have the meaning ascribed to such term in the preamble to this Agreement.
     “Company Counsel” means Morgan Lewis & Bockius LLP.
     “Discussion Time” shall have the meaning ascribed to such term in Section 3.2(f).
     “Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.
     “Escrow Agreement” means the Escrow Agreement dated the date hereof between the Company, the Placement Agent and the Escrow Agent.
     “Escrow Agent” means Janney Montgomery Scott LLC.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exempt Issuance” means the issuance of (a) Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any share or option plan in existence on the date hereof or duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, except pursuant to antidilution provisions of such securities, (c) securities issued pursuant to acquisitions or strategic transactions, any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued pursuant to an up to $15 million equity line of credit that may be entered into by the Company; provided that in no event shall such issuances pursuant to (c) exceed 50% of the Common Stock outstanding on the date hereof, and provided further that in no event shall such issuances pursuant to (d) occur prior to the six-month anniversary of the Closing.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
     “Indemnified Party” shall have the meaning ascribed to that term in Section 4.7(b).
     “Indemnifying Party” shall have the meaning ascribed to that term in Section 4.7(b).
     “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).
     “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
     “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).
     “Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Placement Agent” shall mean Janney Montgomery Scott, LLC.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Purchaser” and “Purchasers” shall have the meanings ascribed to such term, in the preamble of this Agreement.
     “Purchaser Party” shall have the meaning ascribed to such term in Section 4.7(a).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.
     “Registration Statement” means a registration statement filed with the Commission meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.
     “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).
     “Securities” means the Shares, the Warrants and the Warrant Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means collectively the Common Stock issued or issuable to each Purchaser pursuant to this Agreement; such Shares shall be delivered at the Closing.
     “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.
     “Subscription Amount” means, as to each Purchaser, a dollar mount equal to the product of (x) the number of shares of common stock purchased hereunder as specified next to such Purchaser’s name on Schedule 2.1 to this Agreement and under the heading “Shares,” multiplied by (y) $2.90.
     “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
     “Trading Market” means the following markets or exchanges on which the Common Stock listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange and the Nasdaq National Market.
     “Transaction Documents” means this Agreement, the Escrow Agreement, the Warrants, the Registration Rights Agreement and the Agency Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Warrants” means collectively the common stock purchase warrants, in the form of Exhibit C.
     “Warrant Shares” means the Common Stock issuable upon exercise of the Warrants.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and each Purchaser agrees to subscribe and purchase the Shares and Warrants set forth next to such Purchaser’s name on Schedule 2.1 on the Closing Date. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104, or such other location as the parties shall mutually agree.
     2.2 Deliveries.
     (a) On the date hereof, the Company shall deliver or cause to be delivered the following:
(i)	To the Purchasers, this Agreement duly executed by the Company;

(ii)	To Placement Agent and the Escrow Agent, the Escrow Agreement duly executed by the Company; and

(iii)	To Placement Agent, the Lock-up Agreements duly executed by the Company’s directors and officers listed on Exhibit D-1.
     (b) On the date hereof, each Purchaser shall deliver the following:
(i)	To the Company, this Agreement duly executed by such Purchaser;

(ii)	To the Company, the Accredited Investor Questionnaire attached hereto as Exhibit A, completed and executed by such Purchaser; and

(iii)	To the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account as specified in the Escrow Agreement.
     (c) On the date hereof, the Escrow Agent shall deliver to the Company and Placement Agent the Escrow Agreement, duly executed by the Escrow Agent.
     (d) On the date hereof, Placement Agent shall deliver to the Company and the Escrow Agent the Escrow Agreement, duly executed by Placement Agent.
     (e) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)	a legal opinion of the Company Counsel, in the form of Exhibit B-1 attached hereto;

(ii)	a Warrant registered in the name of such Purchaser to purchase up to a number of Warrant Shares set forth next to such Purchaser’s name on Schedule 2.1;

(iii)	the Registration Rights Agreement duly executed by the Company;

(iv)	a certificate of the Company’s executive officers confirming the satisfaction of the conditions contained in Sections 2.3(b)(i) and (vi); and

(v)	such other reasonable documents requested by counsel to the Placement Agent.
     (f) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the Registration Rights Agreement and Selling Security Holder Questionnaire (as defined in the Registration Rights Agreement) duly executed by such Purchaser.
     (g) On the Closing Date, the Escrow Agent shall deliver to the Company, each Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement, minus certain deductions as set forth in the Escrow Agreement.
     2.3 Closing Conditions.
     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)	the accuracy in all material respects when made and on the Closing Date (as if made on and as of the Closing Date, except to the extent that a representation and warrant specifically references an earlier date) of the representations and warranties of the Purchasers contained herein;

(ii)	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed or complied with in all material respects;

(iii)	the delivery by the Purchasers of the items set forth in Section 2.2(b) and Section 2.2(f) of this Agreement;

(iv)	the delivery by the Escrow Agent of the items set forth in Section 2.2(c) and Section 2.2(g) of this Agreement;

(v)	the delivery by Placement Agent of the items set forth in Section 2.2(d) of this Agreement; and

(vi)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Transaction Documents.
     (b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)	the accuracy in all material respects when made and on the Closing Date (as if made on and as of the Closing Date, except to the extent that a representation and warrant specifically references an earlier date) of the representations and warranties of the Company contained herein;
(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or complied with in all material respects; the Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Securities that they have agreed to purchase from the Company;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) and Section 2.2(e) of this Agreement;

(iv)	the delivery by the Escrow Agent of the items set forth in Section 2.2(c) and Section 2.2(g) of this Agreement;

(v)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Transaction Documents; and

(vii)	from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to each Purchaser:

     (a) Subsidiaries. The Company has no subsidiaries other than Marshall Edwards Pty. Limited, an Australian corporation (the “Subsidiary”).
     (b) Organization and Qualification. Each of the Company and the Subsidiary is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its respective organization with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, business or financial condition of the Company (a “Material Adverse Effect”) and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies            and (iii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealings .
     (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s or the Subsidiary’s articles of association or bylaws, or (ii) breach or result in a default under, result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a debt of the Company or the Subsidiary or otherwise) or other instrument to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals, violate any law, rule, regulation, order, judgment, injunction or decree of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations, and the rules and regulations of the applicable Trading Market), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
     (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).
     (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens imposed by the Purchasers and restrictions on transfer provided for in the Transaction Documents. Upon Closing, the Company will have reserved from its duly authorized capital shares the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.
     (g) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 113,000,000 shares of Common Stock, of which 56,938,000 shares are outstanding and 100,000 shares of Preferred stock, $0.01 par value, of which none are outstanding. The Company has not issued any capital shares or Common Stock Equivalents since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s share option plans and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. Except as disclosed in the SEC Reports (as defined below), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or otherwise in connection with the issuance and sale of the Securities. Except as a result of the purchase and sale of the Securities and except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of

Company securities or Common Stock Equivalents to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital shares of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.
     (h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The historical financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and the Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
     (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor the Subsidiary has incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property (or its securities) to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital shares and (v) the Company has not issued any equity securities to or Common Stock Equivalents to any Person (including to any officer, director or Affiliate), except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information.
     (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary or any of their properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, the Subsidiary or any current or former director or officer of the Company or the Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
     (k) Compliance. Neither the Company nor the Subsidiary is in default under or in violation of, nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, (i) its articles of incorporation, articles of association or by-laws, (ii) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iii) any court, arbitrator or governmental body, or (iv) any statute, rule or regulation of any jurisdiction in which it is conducting its business except in the case of (ii), (iii) or (iv) as could not reasonably be expected to have a Material Adverse Effect.
     (l) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.
     (m) Title to Assets. The Company has good and marketable title to all real property and assets owned by it that is material to the business of the Company and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for Liens, (i) if any, reflected in the SEC Reports, (ii) as do not materially affect the value of such property or (iii) do not materially interfere with the use made and proposed to be made of such property by the Company or (iv) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not materially significant in relation to its business taken as a whole.
     (n) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other similar rights necessary or material for use in connection with its and the Subsidiary’s businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor the Subsidiary has received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.
     (o) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     (p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the Affiliates, employees, officers or directors of the Company or the Subsidiary is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, officer, director or such employee or, to the knowledge of the Company, any entity in which any Affiliate, officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including share option agreements under any share option plan of the Company.
     (q) Sarbanes-Oxley; Internal Accounting Controls. The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.
     (r) Certain Fees. Any brokerage, finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents will be paid solely by the Company.

     (s) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.
     (t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (u) Registration Rights. Except as set forth in the SEC Reports, other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
     (v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and listed on the Trading Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing or suspending from trading the Common Stock on the Trading Market nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all such listing and maintenance requirements.
     (w) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.
     (x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.
     (y) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act.
     (z) Foreign Corrupt Practices. Neither the Company nor the Subsidiary, nor to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or the Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or the Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     (aa) Accountants. The Company’s accountants are BDO Seidman and such accountants are a registered public accounting firm as required by the Securities Act.
     (bb) Acknowledgment Regarding Purchasers’ Subscription to Securities. The Company acknowledges and agrees that no Purchaser is (i) an officer or director of the Company or (ii) an “affiliate” of the Company (as defined in Rule 144). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     (cc) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except with respect to compensation payable in connection with the transactions contemplated hereby.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
     (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealings.
     (b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
     (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
     (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
     (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable Common Stock), in the securities of the Company during the period commencing from May 22, 2006 until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
     (g) No Recommendation. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
     (h) Principal Executive Offices. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
     (i) No Approvals. The Purchaser further represents and warrants to, and covenants with, the Company that no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.
     (j) No Violation. The Purchaser further represents and warrants to, and covenants with, the Company that the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser.
     (k) Fiduciary. If a Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser represents that it has sole investment discretion with respect to each such account, and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

     (l) Acknowledgement. The Purchaser acknowledges and agrees that the foregoing representations, warranties, covenants and acknowledgements are made by it with the intention that they may be relied upon by the Company and its agents and legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under the applicable securities legislation. The Purchaser further agrees that by accepting delivery of the Securities at the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they shall survive the purchase by the Purchaser of the Securities and still continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Securities. The Company and Company Counsel shall be entitled to rely on the representations and warranties of the undersigned contained in this paragraph, and the Purchaser shall indemnify and hold harmless the Company and Company Counsel for any loss, costs or damages any of them may suffer as a result of any misrepresentations of the undersigned.
     (m) Anti-Money-Laundering Representations. The Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that, to the best of the Purchaser’s knowledge based upon appropriate diligence and investigation:
(i)	None of the cash or property that the Purchaser or, if applicable, any underlying beneficial owner, has paid, will pay or will contribute to the Company has been or shall be derived form, or related to, any activity that is deemed criminal under United States law or other applicable law; and

(ii)	No contribution or payment by the Purchaser or, if applicable, any underlying beneficial owner, to the Company, to the extent that they are within the Purchaser’s control, shall cause the Company or the Placement Agent to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
     (a) The Securities may only be disposed of in compliance with U.S. state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.
     (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.
     (c) The Company agrees that it shall remove the restrictive legend set forth in Section 4.1(b) from certificates representing the Shares and the Warrant Shares (i) following any sale of such Shares or Warrant Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security that is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), provided that the relevant Purchaser shall have delivered to the Company and its transfer agent a certification of the foregoing and such other documentation as such entities may reasonably require.
     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 until such time as non-Affiliates of the Company are able to sell in accordance with Rule 144(k).
     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
     4.4 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, and shall attach such Transaction Documents thereto as are required to be filed therewith. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).
     4.5 Investment Company Act. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to fund certain clinical trials, studies and pre-clinical development as well as for general corporate purposes.
     4.7 Indemnification
     (a) Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any shareholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).
     (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; (3) the Indemnifying Party shall have failed promptly to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (4) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     The Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
     (c) Contribution. If the indemnification under Section 4.7(a) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.7(b), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.7(c), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Purchaser.
     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     4.8 Reservation of Common Stock. Upon the Closing Date, the Company will have reserved, and shall continue to reserve and keep available at all times, free of all preemptive or preferential rights, a sufficient number of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.
     4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the Effective Date) to list all of the Common Stock constituting the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock or other securities, traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of the Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, in each case until the end of the Lock-Up Period (as defined below).

     4.10 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
     4.13. Lock-Up. The Company hereby agrees not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period commencing on the date hereof and ending on the 90th day after the effective date of the Registration Statement (such period, the “Lock-Up Period”) without the prior written consent of the Placement Agent other than (i) the Company’s sale of the securities pursuant to this Agreement, (ii) the issuance of shares or options to purchase shares pursuant to qualified share option plans and currently outstanding options, warrants or rights, or (iii) the issuance of shares pursuant to contractual obligations existing as of the date hereof, (iv) or any Exempt Issuance. The Company will cause each of its executive officers and directors listed on Exhibit D-1 hereto to furnish to the Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit D-2 hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, without the prior written consent of the Placement Agent, other than the exercise of currently outstanding options.
ARTICLE V
MISCELLANEOUS
     5.1 Fees and Expenses. Except as otherwise expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The

Company shall pay all transfer agent fees and expenses, escrow fees and stamp taxes levied in connection with the delivery of any Securities.
     5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.3 Notices. Except as otherwise expressly specified herein, all notices, requests and other communications required or permitted hereunder shall be in writing and shall be sent by an internationally recognized overnight courier service; by certified or registered mail, return receipt requested (or, in the case of a notice sent to an address in Australia, by international express mail, return receipt requested); by facsimile transmission, by e-mail or by hand delivery.

if to the Company:	Marshall Edwards, Inc.
140 Wicks Road,
North Ryde, NSW, 2113
Australia

Attention:	David R. Seaton
Fax:	+61 2 9878 8474
E-mail:	david.seaton@novogen.com
and, if to Purchaser, to the name, address, facsimile number or e-mail address specified with respect to such person or entity on the signature pages attached hereto.
Any party may designate a different notice address, contact person, telephone number, facsimile number or e-mail address with respect to such party by providing a notice describing such changes to the other party hereto in accordance with the provisions of this Section 5.3. Any notice sent by internationally recognized overnight mail courier service shall be deemed to be delivered to the address shown on the mailing receipt on the expected date of delivery upon proper evidence of mailing for purposes of this Section 5.3. Any notice sent by certified or registered mail, return receipt requested (or, in the case of a notice sent to an address in Australia, by international express mail, return receipt requested), shall be deemed to be delivered three business days after mailing. Any notice sent by facsimile transmission or by e-mail shall be deemed delivered as of the open of business on the business day following the date on which sent provided that within 48 hours such notice is also sent by certified or registered mail, return receipt requested or, in case of a notice sent to an address in Australia, by international express mail, return receipt requested or by an internationally-recognized overnight mail courier service to the appropriate address specified above. Any notice sent by hand delivery shall be deemed delivered as of the date of delivery. As used in this Section 5.3, “business day” means any day other than a day on which banking institutions in the State of New York are legally closed for business.

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound by the provisions hereof.
     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.
     5.8 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. The Company hereby irrevocably appoints CT Corporation System, 111th 13th Avenue, New York, NY 10011, as its agent for the receipt of service of process in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on such agent.
     5.9 Survival. The representations and warranties agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.
     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MARSHALL EDWARDS, INC.

By:

Name:
Title:
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO
SECURITIES SUBSCRIPTION AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Telephone Number of Purchaser:

Facsimile Number of Purchaser:

Email Address of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):
EIN Number:
[SIGNATURE PAGES CONTINUE]

Schedule 2.1
Purchasers and Subscription Amounts

Purchaser	Shares	Warrants	Total

EXHIBIT A
MARSHALL EDWARDS, INC.
ACCREDITED INVESTOR QUESTIONNAIRE
In connection with the proposed purchase by the undersigned of shares of common stock of Marshall Edwards, Inc. and warrants to purchase common stock, the undersigned hereby certifies that it is an “accredited investor” (an “Accredited Investor”) as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), with which definition the undersigned is familiar. The undersigned has checked all of the following definitions of an Accredited Investor which apply to it:
☐ (i) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.
☐ (ii) A natural person who had an individual income in excess of $200,000 in each of 2004 and 2005 or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in 2006.
☐ (iii) A natural person who is a director or executive officer of the Company.
☐ (iv) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
☐ (v) A “Private Business Development Company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐ (vi) A “Bank” as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.
☐ (vii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
☐ (viii) An “Insurance Company” as defined in Section 2(13) of the Act.
☐ (ix) An investment company registered under the Investment Company Act of 1940, as amended or any “Business Development Company” as defined in Section 2(a)(48) of such act.
☐ (x) A “Small Business Investment Company” licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐ (xi) A plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐ (xii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if (1) the investment decision is made by a “Plan Fiduciary” as defined in Section 3(21) of such act (such as a bank, savings and loan association, insurance company or registered investment advisor), (2) such plan has total assets in excess of $5,000,000 or (3) a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.
☐ (xiii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Act.
☐ (xiv) Any entity in which all of the equity owners are Accredited Investors.

Name of Investor

Signature of investor or authorized signatory

Name of authorized signatory, if applicable

Title of authorized signatory, if applicable

Date

EXHIBIT B
Form of Registration Rights Agreement

EXHIBIT C
Form of Warrant

EXHIBIT D-1
Persons Subject to Lock-Up Agreements
Professor Graham E. Kelly
Christopher Naughton
David R. Seaton
Stephen Breckenridge
Professor Bryan Williams
Mr. Philip Johnston
Professor Paul John Nestel

EXHIBIT D-2
Form of Lock-Up Agreement

LOCK-UP LETTER AGREEMENT
Ladies and Gentlemen:
          The undersigned understands that you (the “Placement Agent”) have entered into an engagement letter to act as placement agent (the “Agency Agreement”) relating to the sale (the “Offering”) by Marshall Edwards, Inc., a Delaware corporation, with its principal offices at 140 Wicks Road, North Ryde, NSW, 2113 Australia, of common stock, par value $0.00000002 per share (“Common Stock”), of the Company and warrants to purchase Common Stock (the “Warrants”).
In consideration of the execution of the Agency Agreement by the Placement Agent, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Janney Montgomery Scott, LLC, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the effective date of the Registration Statement (as that term is defined in the Securities Subscription Agreement, dated as of July 11, 2006, among the Company and certain purchasers) (such period, the “Lock-Up Period”).
          The foregoing shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (1) the transferee/donee agrees to be bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the foregoing) to the same extent as if the transferee/donee were a party hereto, (2) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 90-day period referred to above), (3) each party (donor, donee, transferor or transferee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (4) the undersigned notifies Janney Montgomery Scott, LLC at least two business days prior to the proposed transfer or disposition.
          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.
          It is understood that, if the Company notifies the Placement Agent that it does not intend to proceed with the Offering or if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock and the Warrants, the undersigned will be released from its obligations under this letter agreement.
          The undersigned understands that the Company and the Placement Agent will            proceed with the Offering in reliance on this letter agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.
          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:

Name:
Title:
Dated: